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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our report dated March 6, 1998 included in Davel Communications Group, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

St. Louis, Missouri
November 19, 1998